Exhibit 3.4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SERIES A ARTICLES SUPPLEMENTARY AND CHARTER REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT AND REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT AND REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CORPORATION’S CAPITAL STOCK IN EXCESS OF 9.8% OF THE LESSER OF THE AGGREGATE NUMBER OR THE AGGREGATE VALUE OF THE OUTSTANDING SHARES OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS.

ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.

Number: PD-1	Shares

CUSIP NO.: 64352D 20 0
ISIN: US64352D2009

9.125% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

OF NEW CENTURY FINANCIAL CORPORATION

NEW CENTURY FINANCIAL CORPORATION, a Maryland corporation (the “Company”), hereby certifies that CEDE & CO. (the “Holder”) is the registered owner of fully paid and non-assessable shares of 9.125% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”). The Series A Preferred Stock has an initial stated value of $25.00 per share. The Series A Preferred Stock is transferable on the books and records of the Transfer Agent and Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby shall in all respects be subject to the provisions of the Charter of the Company, as the same may be amended from time to time in accordance with its terms (the “Charter”), and the Articles Supplementary of the Company relating to the Series A Preferred Stock dated June 16, 2005, as the same may be amended from time to time in accordance with its terms (the “Series A Articles Supplementary”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Series A Articles Supplementary. The Company will provide a copy of the Charter and the Series A Articles Supplementary to the Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Charter and the Series A Articles Supplementary, which select provisions and the Charter and the Series A Articles Supplementary shall for all purposes have the same effect as if set forth in this certificate.

Upon receipt of this certificate, the Holder is bound by the Charter and the Series A Articles Supplementary and is entitled to the benefits thereunder. Unless the Transfer Agent’s valid countersignature appears hereon, the shares of Series A Preferred Stock evidenced hereby shall not be entitled to any benefit under the Charter and the Series A Articles Supplementary or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this Series A Preferred Stock certificate as of the date set forth below.

NEW CENTURY FINANCIAL CORPORATION

By:

Name:

Title:

By:

Name:

Title:

Dated:	June , 2005

COUNTERSIGNED AND REGISTERED

Mellon Investor Services, LLC,
as Transfer Agent,

By:
Authorized Signatory

Dated:	June , 2005

9.125% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

OF NEW CENTURY FINANCIAL CORPORATION

Distributions on each share of Series A Preferred Stock shall be payable in cash at the rate per annum set forth as provided in the Series A Articles Supplementary.

The Series A Preferred Stock is not convertible into any other class or series of the Company’s common stock or any other securities of, or interest in, the Company. The Company will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to (i) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of capital stock for each class or series which the Company has authority to issue, (ii) the differences in the relative rights and preferences between the shares of each class of capital stock to the extent set, and (iii) the authority of the Board of Directors of the Company to set such rights and preferences of subsequent classes of capital stock. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Company, as may be amended from time to time, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the secretary of the Company at its principal office or to the transfer agent.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the Series A Preferred Stock evidenced hereby on the books of the Transfer Agent and Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series A Preferred Stock Certificate)

Signature Guarantee:

*	Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent and Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent and Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A

SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

The initial number of shares of Series A Preferred Stock represented by this Global Preferred Stock Certificate shall be 4,500,000. The following exchanges of a part of this Global Preferred Stock Certificate have been made:

Date of Exchange	Amount of decrease in number of shares of Series A Preferred Stock represented by this Global Preferred Stock Certificate	Amount of increase in number of shares of Series A Preferred Stock represented by this Global Preferred Stock Certificate	Number of shares of Series A Preferred Stock represented by this Global Preferred Stock Certificate following such decrease or increase	Signature of authorized officer of Transfer Agent and Registrar